UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2006 (May 22, 2006)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 22, 2006, Dynegy Inc. issued a press release announcing the public offering of approximately 35 million shares of its Class A common stock pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. The press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in such press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release by Dynegy Inc., dated May 22, 2006, announcing the public offering by Dynegy Inc. of approximately 35 million shares of its Class A common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: May 22, 2006	By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel, EVP- Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Dynegy Inc., dated May 22, 2006, announcing the public offering by Dynegy Inc. of approximately 35 million shares of its Class A common stock